UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2019

Commission File Number: 1-9852

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	11-1797126
(State or other jurisdiction of incorporation of	(I.R.S. Employer Identification No.)
organization)

295 University Avenue, Westwood, Massachusetts 02090

(Address of Principal Executive Offices, Including Zip Code)

(781)  332-0700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7 - Regulation FD

Item 7.01 —  Regulation FD Disclosure

On January 16, 2019, Peter R. Chase, Executive Chairman of Chase Corporation (the “Company”) informed the Company that the Peter R. Chase Insurance Trust (the “Trust”) intends to establish a pre-arranged stock trading plan to sell a portion of its stock in the Company over time as part of Mr. Chase’s individual long-term strategy for asset diversification and liquidity. Mr. Chase indicated that he intends the Trust to adopt the stock trading plan in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934 and the Company’s policies regarding stock transactions.

Rule 10b5-1 permits insiders to implement written, pre-arranged stock trading plans when they are not in possession of material non-public information. These plans establish predetermined trading parameters that do not permit the person adopting the plan to exercise any subsequent influence over how, when, or whether to effect trades. Using these plans, insiders can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact, and avoid concerns about transactions occurring at a time when they might possess inside information.

Under the plan Mr. Chase proposes to adopt with respect to the Trust, the Trust would sell up to 39,000 shares of the Company’s common stock over a period ending not later than August 14, 2019.

Mr. Chase indicated that the transactions under this plan would commence no earlier than February 15, 2019, and will be disclosed publicly through required filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: January 18, 2019	By:	/s/ Christian J. Talma
Christian J. Talma
Chief Accounting Officer